                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           UNIONBANCAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 27, 1998
                            ------------------------

    The Annual Meeting of the Shareholders of UNIONBANCAL CORPORATION (the "Company") will be held on Wednesday, May 27, 1998, at 10:30 a.m. at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, for the following purposes:

    1. To elect twenty directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected;

    2. To approve the amendment and restatement of the Articles of Incorporation of UnionBanCal Corporation to eliminate cumulative voting for the election of directors and to eliminate provisions relating to preferred stock that is no longer outstanding;

    3. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1998; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 10, 1998, as the record date for determining shareholders entitled to notice of and to vote in person or by proxy at the Annual Meeting or any adjournment thereof.

    Whether or not you presently plan to attend the meeting in person, the Board of Directors urges you to date, sign, and promptly return the enclosed proxy. Your giving of such proxy does not preclude your right to vote in person if you attend the meeting. A postage-prepaid return envelope is enclosed for your convenience in returning the signed proxy.

    Your early attention to the proxy will be appreciated.

                                          By Order of the Board of Directors,

                                                        [LOGO]

                                          JEAN C. NOMURA
                                          CORPORATE SECRETARY

San Francisco, California
Dated: April 29, 1998

    This notice was accompanied by a mailing of the Company's 1997 Annual Report to Shareholders. Additional copies of the Annual Report may be obtained from the Investor Relations Department, UnionBanCal Corporation, 400 California Street, Mail Code 1-001-8B San Francisco, California 94104, (415) 765-2969.

                            UNIONBANCAL CORPORATION
                             400 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 765-2969

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UNIONBANCAL CORPORATION (the "Company") to be used in voting at the Company's Annual Meeting of Shareholders to be held on Wednesday, May 27, 1998, at 10:30 a.m. at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, and at any adjournment thereof (the "Annual Meeting").

    This Proxy Statement and the accompanying form of proxy were first sent or given to shareholders on or about April 29, 1998.

    All expenses incident to the preparation and mailing of, or otherwise making available to all shareholders, the notice, proxy statement, and proxy will be paid by the Company. In addition to solicitation of proxies by the use of the mails, some of the officers and employees of the Company, who will receive no additional compensation for such services, may solicit proxies personally or by telephone. The Company will request brokers and nominees who hold Company stock in their name to furnish proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

    On April 10, 1998, the date for determining shareholders entitled to vote at the meeting, there were [54,916,010] outstanding shares of Common Stock ("Common Stock") of the Company. To the knowledge of the Company, the only shareholders owning of record or beneficially on such date more than 5% of the outstanding voting securities are shown in the following table:

                                                                                   AMOUNT AND NATURE OF     PERCENT
            TITLE OF CLASS                NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP    OF CLASS
---------------------------------------  ---------------------------------------  ----------------------  -----------
Common Stock...........................  The Bank of Tokyo-Mitsubishi, Ltd.               44,251,991          [80.58%]
                                           ("BTM") 7-1, Marunouchi 2-chome,
                                           Chiyoda-ku, Tokyo, 100, Japan

    BTM, WHICH HOLDS AN AGGREGATE OF APPROXIMATELY [80.58%] OF THE SHARES OF THE COMPANY'S COMMON STOCK OUTSTANDING ON THE RECORD DATE, INTENDS TO VOTE ITS SHARES IN FAVOR OF: THE ELECTION OF THE PERSONS NAMED AS NOMINEES FOR DIRECTOR IN THIS PROXY STATEMENT, THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF UNIONBANCAL CORPORATION TO ELIMINATE CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS AND TO ELIMINATE PROVISIONS RELATING TO PREFERRED STOCK THAT IS NO LONGER OUTSTANDING, AND THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998. APPROVAL OF THESE PROPOSALS BY THE SHAREHOLDERS IS THEREFORE ASSURED.

    Each outstanding share of Common Stock is entitled to one vote on all matters coming before the meeting, except with respect to the election of directors wherein votes may be cumulated. In cumulating votes for the election of directors, each shareholder is entitled to as many votes as shall equal the number of directors to be elected, multiplied by the number of shares held by such shareholder, and all such votes may be cast for a single director or be distributed among the number of directors to be voted on as the shareholder may see fit. No shareholder is entitled to cumulate votes for any candidate unless such candidate's or candidates' name(s) have been placed in nomination prior to commencement of the voting and a shareholder has given notice at the meeting prior to the commencement of the voting of the shareholder's intention to cumulate votes. In connection with the proxies, discretionary authority to cumulate votes is also solicited by the Board of Directors.

    When proxies in the accompanying form are returned, properly dated and executed, the shares they represent will be voted at the Annual Meeting in accordance with the shareholder's directions. If no contrary instructions are given, the persons named in the proxy intend to vote the shares represented by the proxies (1) in favor of the election of the persons named as nominees for director in this Proxy Statement, (2) for approval of the amendment and restatement of the Articles of Incorporation of UnionBanCal Corporation to eliminate cumulative voting for the election of directors and to eliminate provisions relating to preferred stock that is no longer outstanding, (3) for ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1998, and (4) in accordance with their best judgment on any other matter which may come before the meeting. If any proxy is marked "withhold authority" with regard to the election of directors, the shares which such proxy represents will not be voted either for or against the election of such directors.

    The giving of the proxy does not affect any shareholder's right to vote in person at the Annual Meeting, and a proxy may be revoked by appropriate notice in writing to the Corporate Secretary of the Company at 400 California Street, Mail Code 1-001-18, San Francisco, CA, 94104, at any time before it is voted. Abstentions and "broker non-votes" (shares held by brokers or nominees which are present in person or represented by proxy at the Annual Meeting but as to which voting instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under rules applicable to brokers) are treated as shares that are present for purposes of determining the presence of a quorum.

                              CORPORATE GOVERNANCE

    The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and is incorporated in the State of California. The Company's principal subsidiary is Union Bank of California, N.A. (the "Bank"), a national banking association organized under the laws of the United States. The Company's 1997 Annual Report provides a review of the Company's operations during the past year.

    The Board of Directors met 11 times in 1997. All incumbent directors attended at least 75% of the Company's Board of Directors and committee meetings held in 1997, except for J. Fernando Niebla, 68%, Tsuneo Wakai, 18%, and Kenji Yoshizawa, 27%. Directors who are not full-time officers of the Company or BTM or its affiliates received an annual combined retainer for service on the Company and Bank boards and meeting fees for Board meetings attended and for Board committee meetings attended. The annual combined retainer for service on the Company and Bank boards is $20,000 which is prorated and payable quarterly in advance. Directors who are not full-time officers of the Company or BTM or its affiliates were paid the following: a fee of $1,000 for each Board of Directors meeting attended except that when Board meetings of the Company and the Bank were held on the same day, the total fee was limited to $1,000; and, a fee of $1,000 for each Board committee meeting attended except that when the same committees of the Company and the Bank had a combined meeting, the total fee was limited to $1,000. In addition, the annual combined retainer for service on the Company and Bank Boards for each non-officer committee chairman is $5,000 pro-rated and payable quarterly in advance.

    The Company and the Bank have each established the Board committees described below. The membership of each committee is the same for the Company and the Bank, and the corresponding committees of both institutions usually hold combined meetings.

    The Audit and Examining Committee oversees the Company's financial reporting and control environment. It meets regularly with the Company's general auditor and its independent auditors to review the scope and results of their work as well as to review the Company's quarterly and annual financial statements and regulatory disclosures with the officers in charge of the Company's financial reporting, control and disclosure functions. The Committee also makes an annual recommendation to the Board of Directors of the Company's independent auditors (see Section III., Ratification of the Selection of Independent Auditors). In addition, the Committee reviews reports of examination conducted by bank and bank holding company regulatory agencies and follows up with appropriate management, so that recommendations and corrective actions are implemented. Directors who served on the Committee at December 31, 1997, were: Sidney R. Petersen, Chairman; Mary S. Metz; Charles R. Scott; and Henry T. Swigert. The Committee met eight (8) times in 1997.

    The Credit Policy and Review Committee oversees the credit functions of the Company including the overall loan portfolio, composite credit policies, loan review and examination policies, and the methodology and adequacy of the allowance for loan losses. It also reviews a compliance program for credit functions and the establishment and delegation of credit authority. The Committee considers reports of bank and bank holding company regulatory agency examinations and management's responses. Directors who served on the Committee at December 31, 1997, were: Stanley F. Farrar, Chairman; Richard D. Farman; Harry W. Low; and Raymond E. Miles. The Committee met eight (8) times in 1997.

    The Executive Compensation and Benefits Committee reviews and approves executive officer compensation criteria and levels and oversees the Company's and the Bank's employee benefit plans. The Committee approves the compensation of the Chief Executive Officer and other executive officers. In addition, it approves restricted stock awards and stock option grants under the Company's Management Stock Plan. The Executive Compensation and Benefits Committee Report on Executive Compensation appears on page [19]. Directors who served on the Committee at December 31, 1997, were: Richard D. Farman, Chairman; Jack L. Hancock; Carl W. Robertson; and Henry T. Swigert. The Committee met nine (9) times in 1997.

    The Nominating Committee is responsible for screening, interviewing, and proposing qualified candidates to fill vacancies on the Board of the Company and/or the Bank as they occur and recommending to the respective Board the director nominees to be elected by the shareholders at the annual meeting. In carrying out its responsibilities, the Committee will consider candidates recommended by shareholders. Directors who served on the Committee at December 31, 1997, were: Takahiro Moriguchi, Chairman; Richard D. Farman; Jack L. Hancock; J. Fernando Niebla; Minoru Noda; and Carl W. Robertson. The Committee met one (1) time since May 1997.

    Section 16 of the Bylaws of the Company can be summarized as follows:
Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding capital stock of the Company entitled to vote for the election of directors at the Annual Meeting of Shareholders. Notice of intention to make any nominations by a shareholder shall be made in writing and shall be delivered or mailed to the Secretary at 400 California Street, Mail Code 1-001-18, San Francisco, CA 94104, not less than ten (10) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and upon the chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.

    The Public Policy Committee is responsible for identifying relevant political, social and environmental trends. The Committee monitors the Bank's programs which carry out the purposes of the Community Reinvestment Act, fair lending laws, equal employment opportunity laws and other related federal, state and local programs. Directors who served on the Committee at December 31, 1997, were: Herman E. Gallegos, Chairman; Raymond E. Miles; J. Fernando Niebla; and Blenda J. Wilson. The Committee met five (5) times in 1997.

    The Risk Review committee is responsible for review, oversight and monitoring of the Company's and the Bank's risk management program in coordination with other committees of the Board. The committee considers both bank and bank holding company regulatory agency guidance in connection with its responsibilities. The committee, through reviews and monitoring of risk assessments, various management reports, and oversight of the corporate risk management function, ensures that management has appropriate programs in place for the effective identification, measurement, control and monitoring of risk. Directors who served on the Committee at December 31, 1997, were: Henry T. Swigert, Chairman; Herman E. Gallegos; Mary S. Metz; and Carl W. Robertson. The Committee met three (3) times in 1997.

    Other Company Board committees are a Common and Preferred Stock Committee, which met three (3) times in 1997, and an Executive Committee, which did not meet in 1997.

    The Trust Committee, a committee of the Bank board only, supervises the administration of the fiduciary powers of the Bank and the Bank's non-fiduciary investment management activities. The Committee reviews reports of bank regulatory agencies, the Company's general auditor and its independent auditors; and follows up on their findings and recommendations with management to ensure that corrective actions are taken. Directors who served on the Committee at December 31, 1997, are: Carl W. Robertson, Chairman; Herman E. Gallegos; Jack L. Hancock; and J. Fernando Niebla. The Committee met nine (9) times in 1997.

    Other Bank Board committees are a National Bank Act Committee (9 meetings), a Securities Activities and Derivatives Committee (4 meetings, abolished in October 1997), and an Executive Committee (no meetings).

    It is anticipated that the composition of the foregoing committees will change after the Annual Meeting.

    The Board of Directors has adopted a retirement policy which provides that any director who is employed full time by the Company or the Bank shall retire from the Board at age 65 and any director who is not employed full time by the Company or the Bank shall not stand for reelection at the Annual Meeting of Shareholders following the director's seventieth birthday. The Board has provided an exception to this policy for directors Tsuneo Wakai and Tamotsu Yamaguchi, who are over age 70 and 65 respectively, and may stand for reelection as a director of the Company and the Bank until their successors are elected.

                            I. ELECTION OF DIRECTORS

    Twenty directors of the Company are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until earlier retirement, resignation or their successors are elected. The nominees as set forth below are all presently directors of the Company. A resolution of the Company's Board pursuant to the Bylaws of the Company sets the exact number of directors at twenty. All nominees are also directors of the Bank, except Messrs. Wakai and Yoshizawa, and if reelected as directors of the Company, are expected to be reelected as directors of the Bank by the shareholders of the Bank except for the aforenamed nominees. Mr. Scott is not standing for reelection.

    Unless authority to vote for directors is withheld as to any or all of them, it is intended that shares represented by proxies in the accompanying form will be voted FOR the election of the persons listed below or, if one or more of such persons shall become unable or unwilling to accept nomination or election, FOR the election of such other persons as the President or Board of Directors of the Company may recommend in their place. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

    The following information is furnished with respect to the nominees for director: name, age, the number of shares of the Company's and BTM's Common Stock beneficially owned by the nominee as of March 31, 1998, the nominee's business experience during the past five years, directorships in other corporations, and periods of service as a director of the Company.

                                                                                                         SHARES OF
                                                                                 SHARES OF COMMON   COMMON STOCK OF THE
                                                                                     STOCK OF             BANK OF
                                                                                    UNIONBANCAL      TOKYO-MITSUBISHI,
                                                                                 CORPORATION OWNED          LTD.
                  NAME AND PRINCIPAL OCCUPATIONS                                  BENEFICIALLY AS    OWNED BENEFICIALLY
                    DURING THE LAST FIVE YEARS                                          OF                 AS OF
                     OF NOMINEES FOR DIRECTOR                           AGE       MARCH 31, 1998+     MARCH 31, 1998++
------------------------------------------------------------------  -----------  -----------------  --------------------
Richard D. Farman.................................................          62
  Mr. Farman has served as President and Chief Operating Officer of Pacific Enterprises since September 1993. Mr. Farman also served as Chief Executive Officer of Southern California Gas
    Company, a subsidiary of Pacific Enterprises from January
    1989, through December 1994. Mr. Farman has been a director of the Company since November 1988.

Stanley F. Farrar.................................................          55
  Mr. Farrar has been a partner of Sullivan & Cromwell since
    October 1984. He served as a director of the former BanCal
    Tri-State Corporation and the former Bank of California, N.A.
    from June 1984 until March 1996. Mr. Farrar has been a
    director of the Company since April 1996.

Herman E. Gallegos................................................          67
  Mr. Gallegos has been an independent management consultant since
    January 1982. He has served as a director of SBC
    Communications Inc. since April 1997 and The California
    Endowment since May 1996. Mr. Gallegos has been a director of the Company since November 1988.

Jack L. Hancock...................................................          67
  Mr. Hancock was Executive Vice President of Pacific Bell from
    February 1988 until December 1993. He has been a director of
    Whittaker Corporation since February 1994 and MGC
    Communications and Bankserv, LLP, since July 1996. Mr. Hancock has been a director of the Company since July 1994.

                                                                                                         SHARES OF
                                                                                 SHARES OF COMMON   COMMON STOCK OF THE
                                                                                     STOCK OF             BANK OF
                                                                                    UNIONBANCAL      TOKYO-MITSUBISHI,
                                                                                 CORPORATION OWNED          LTD.
                  NAME AND PRINCIPAL OCCUPATIONS                                  BENEFICIALLY AS    OWNED BENEFICIALLY
                    DURING THE LAST FIVE YEARS                                          OF                 AS OF
                     OF NOMINEES FOR DIRECTOR                           AGE       MARCH 31, 1998+     MARCH 31, 1998++
------------------------------------------------------------------  -----------  -----------------  --------------------
Richard C. Hartnack...............................................          52
  Mr. Hartnack has served as Vice Chairman and head of the
    Community Banking Group of the Company and the Bank since
    April 1996. He served as Vice Chairman of the former Union
    Bank from June 1991 until March 1996. Mr. Hartnack has served as a director of the Company since June 1991.

Harry W. Low......................................................          67
  Judge Low has been a mediator and arbitrator with Judicial
    Arbitration & Mediation Services/ Endispute, Inc. since March
    1992. He was the Presiding Justice for the State of California
    Court of Appeal, 1st District until his retirement in January
    1992. Judge Low has been a director of the Company since
    January 1993.

Mary S. Metz......................................................          60
  Dr. Metz has been the Dean of University Extension, University of California, Berkeley, since July 1991. She has been
    President Emerita of Mills College since June 1990. Dr. Metz has served as a director of SBC Communications, Inc. and its predecessors since July 1986, Pacific Gas & Electric Co. since
    March 1986, and Longs Drugs Stores since February 1991. Dr.
    Metz has been a director of the Company since November 1988.

Raymond E. Miles..................................................          65
  Professor Miles has been a Professor at the Haas School of
    Business at the University of California in Berkeley since
    July 1963. He served as a director of the former BanCal
    Tri-State Corporation and the former Bank of California, N.A.
    from January 1987 to March 1996. He has served as a director of Granite Construction Co., Inc., since May 1988. Professor
    Miles has been a director of the Company since April 1996.

                                                                                                         SHARES OF
                                                                                 SHARES OF COMMON   COMMON STOCK OF THE
                                                                                     STOCK OF             BANK OF
                                                                                    UNIONBANCAL      TOKYO-MITSUBISHI,
                                                                                 CORPORATION OWNED          LTD.
                  NAME AND PRINCIPAL OCCUPATIONS                                  BENEFICIALLY AS    OWNED BENEFICIALLY
                    DURING THE LAST FIVE YEARS                                          OF                 AS OF
                     OF NOMINEES FOR DIRECTOR                           AGE       MARCH 31, 1998+     MARCH 31, 1998++
------------------------------------------------------------------  -----------  -----------------  --------------------
Takahiro Moriguchi................................................          53
  Mr. Moriguchi has served as President and Chief Executive
    Officer of the Company and the Bank since May 1997. He served as Vice Chairman and Chief Financial Officer of the Company
    and the Bank from April 1996 to May 1997. He served as Vice
    Chairman and Chief Financial Officer of the former Union Bank from June 1993 until March 1996. He served as General Manager of the former Bank of Tokyo, Ltd.'s Capital Markets Division 2 from May 1992 to May 1993. He has served as a director of The
    Bank of Tokyo-Mitsubishi, Ltd. since April 1996 and as a
    director of the former Bank of Tokyo, Ltd. prior thereto. Mr.
    Moriguchi has served as a director of the Company since June
    1993.

J. Fernando Niebla................................................          58
  Mr. Niebla has served as Chairman and Chief Executive Officer of
    Infotec Commercial Systems since December 1995. From September
    1979 to June 1996, he served as Chairman and Chief Executive
    Officer of Infotec Development, Inc. He served as a director of the former BanCal Tri-State Corporation and the former Bank of California, N.A. from July 1994 through March 1996. Mr.
    Niebla has been a director of the Company since April 1996.

Minoru Noda.......................................................          51
  Mr. Noda has served as Deputy Chairman, Chief Financial Officer and Chief Credit Officer of the Company since May 1997. He served as Vice Chairman and Chief Credit Officer of the
    Company from April 1996 to May 1997. He served as Vice
    Chairman, Credit and Finance, and Director of the former
    BanCal Tri-State Corporation and the former Bank of
    California, N.A. from August 1993 until March 1996. He served as Executive Vice President for Regional Banking of the former
    Bank of California, N.A. from July 1992 through June 1993. Mr.
    Noda has served as a director of the Company since April 1996.

                                                                                                         SHARES OF
                                                                                 SHARES OF COMMON   COMMON STOCK OF THE
                                                                                     STOCK OF             BANK OF
                                                                                    UNIONBANCAL      TOKYO-MITSUBISHI,
                                                                                 CORPORATION OWNED          LTD.
                  NAME AND PRINCIPAL OCCUPATIONS                                  BENEFICIALLY AS    OWNED BENEFICIALLY
                    DURING THE LAST FIVE YEARS                                          OF                 AS OF
                     OF NOMINEES FOR DIRECTOR                           AGE       MARCH 31, 1998+     MARCH 31, 1998++
------------------------------------------------------------------  -----------  -----------------  --------------------
Sidney R. Petersen................................................          67
  Mr. Petersen has been a consultant and private investor since
    August 1984. He served as Chairman and Chief Executive Officer of Getty Oil Company until his retirement in July 1984. He has been a director of Avery Dennison Corporation since December
    1981; NICOR, Inc. since May 1987; Group Technologies
    Corporation since June 1994; and, Seagull Energy Corporation since October 1996. Mr. Petersen has been a director of the
    Company since November 1988.

Carl W. Robertson.................................................          61
  Mr. Robertson has been the Managing Director of Warland
    Investments Company since January 1985. He served as a
    director of the former BanCal Tri-State Corporation and the former Bank of California, N.A. from April 1975 to March 1996.
    Mr. Robertson has been a director of the Company since April
    1996.

Tetsuo Shimura....................................................          59
  Mr. Shimura has been Chairman of the Board of the Bank of
    Tokyo-Mitsubishi Trust Company and Chief Executive Officer of
    The Bank of Tokyo-Mitsubishi, Ltd. North American Headquarters
    since June 1997 and a Managing Director of The Bank of Tokyo-
    Mitsubishi since April 1996. He served as Managing Director of the former Bank of Tokyo from June 1993 to April 1996 and as
    Director and General Manager of the former Bank of Tokyo Funds and Foreign Exchange Division from June 1991 to June 1993. Mr.
    Shimura has been a director of the Company since June 1997.

Henry T. Swigert..................................................          67
  Mr. Swigert has served as Chairman of ESCO Corporation since
    January 1979. From April 1989 until April 1996, he served as a director of the former BanCal Tri-State Corporation and the former Bank of California, N.A. Mr. Swigert has been a
    director of the Company since April 1996.

                                                                                                         SHARES OF
                                                                                 SHARES OF COMMON   COMMON STOCK OF THE
                                                                                     STOCK OF             BANK OF
                                                                                    UNIONBANCAL      TOKYO-MITSUBISHI,
                                                                                 CORPORATION OWNED          LTD.
                  NAME AND PRINCIPAL OCCUPATIONS                                  BENEFICIALLY AS    OWNED BENEFICIALLY
                    DURING THE LAST FIVE YEARS                                          OF                 AS OF
                     OF NOMINEES FOR DIRECTOR                           AGE       MARCH 31, 1998+     MARCH 31, 1998++
------------------------------------------------------------------  -----------  -----------------  --------------------
Tsuneo Wakai......................................................          72
  Mr. Wakai has been the Senior Advisor of The Bank of
    Tokyo-Mitsubishi, Ltd. since January 1998. Prior thereto, he was Chairman of the Board of The Bank of Tokyo-Mitsubishi,
    Ltd. from April 1996 through December 1997, and the President of the former Mitsubishi Bank, Ltd. from June 1990 through
    March 1996. Mr. Wakai has been a director of the Company since
    April 1996.

Robert M. Walker..................................................          56
  Mr. Walker has served as Vice Chairman of the Commercial
    Financial Services Group for the Company and the Bank since
    April 1996 and head of the Corporate and Real Estate Banking
    Group for the Company and the Bank since July 1996. He served as Vice Chairman in the same position with the former Union
    Bank from July 1992 until March 1996. He has served as a
    director of the Company since July 1992.

Blenda J. Wilson..................................................          57
  Dr. Wilson has served as the President of California State
    University, Northridge since September 1992. She is the former
    Chancellor of the University of Michigan-Dearborn. Dr. Wilson
    has been a director of the Company since July 1993.

Tamotsu Yamaguchi.................................................          67
  Mr. Yamaguchi has served as Chairman of the Company and the Bank since April 1996. He served as Chairman of the former Union
    Bank from September 1992 until March 1996. Mr. Yamaguchi has served as a director of the Company since September 1992.

                                                                                                         SHARES OF
                                                                                 SHARES OF COMMON   COMMON STOCK OF THE
                                                                                     STOCK OF             BANK OF
                                                                                    UNIONBANCAL      TOKYO-MITSUBISHI,
                                                                                 CORPORATION OWNED          LTD.
                  NAME AND PRINCIPAL OCCUPATIONS                                  BENEFICIALLY AS    OWNED BENEFICIALLY
                    DURING THE LAST FIVE YEARS                                          OF                 AS OF
                     OF NOMINEES FOR DIRECTOR                           AGE       MARCH 31, 1998+     MARCH 31, 1998++
------------------------------------------------------------------  -----------  -----------------  --------------------
Kenji Yoshizawa...................................................          66
  Mr. Yoshizawa has served as the Deputy President and director of
    The Bank of Tokyo-Mitsubishi, Ltd. since April 1996. He served as Deputy President and director of the former Bank of Tokyo,
    Ltd. from June 1990 through March 1996. He served as Chairman and Chief Executive Officer of The Bank of Tokyo Trust Company
    from September 1989 to September 1990. He also served as a
    Senior Managing Director and Managing Director of the former
    Bank of Tokyo, Ltd. from April 1986 to June 1990. Mr.
    Yoshizawa has been a director of the Company since September
    1989.

All directors and executive officers as a group (28 persons):

------------------------

+   All mention of UnionBanCal Corporation stock refers to shares of Common
    Stock.

++  As of March 31, 1998, there were outstanding             shares of Common
    Stock of The Bank of Tokyo-Mitsubishi, Ltd.
@  The       shares of Company Common Stock owned by BTM as of March 31, 1998, do not include the shares of Company Common Stock owned by Takahiro Moriguchi and executive officers of the Company who are associated as officers or directors of BTM.
A  All shares of Common Stock of the Company and BTM are held directly by the directors and executive officers of the Company and BTM, unless otherwise indicated. No director or executive officer of the Company or BTM, individually or as a group, owns beneficially more than 1% of the outstanding shares of Common Stock of the Company or BTM.
B  Of the       shares,       shares are owned by the         of which
               and            are trustees. Of the       shares,       shares
    are owned by the            and            of which            and
               are trustees. Of the       shares,       shares are owned by the
               of which            is trustee. These       shares are owned by
    the            of which            and            are trustees.
C The shares indicated under the Company column include the following shares held by the Trustee of the Union Bank of California 401(k) Plan as of December 31, 1997, in the accounts for any named individual and the group as a whole:

Executive Officers as a group........................................................

D  The shares indicated under the Company column includes the following shares of restricted stock from the inception of the Management Stock Plan in 1990
    through           , to the named individuals and the group as a whole:

 ....................................................................................
 ....................................................................................
Executive Officers as a group.......................................................

E  The shares indicated under the Company column include the following shares of stock options granted from the inception of the Management Stock Plan in
    1990 through           , to the named individuals and the group as whole:

 ....................................................................................
 ....................................................................................
Executive Officers as a group.......................................................

F  The shares indicated are held as American Depositary Shares, each of which represents one share of BTM Common Stock.
G  The shares indicated include         American Depositary Shares held by the
            , each of which represents one share of BTM Common Stock.

 II. APPROVAL OF AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF
                            UNIONBANCAL CORPORATION

    The Board of Directors recommends a vote FOR approval of the amended and restated Articles of Incorporation of the Company to eliminate cumulative voting for the election of directors and to eliminate provisions relating to preferred stock that is no longer outstanding. The text of the proposed Amended and Restated Articles of Incorporation is attached as Exhibit A to this Proxy Statement.

ELIMINATION OF CUMULATIVE VOTING

    The California General Corporation Law (the "CGCL") provides for the availability of cumulative voting for the election of directors unless a qualifying corporation eliminates cumulative voting in its articles of incorporation. In cumulating votes for directors, each shareholder is entitled to as many votes as is equal to the number of directors to be elected, multiplied by the number of shares held by the shareholder, and all such votes may be cast for a single director or be distributed among the number of directors to be elected as the shareholder may see fit. No shareholder is entitled to cumulate votes for any candidate unless such candidate's name has been placed in nomination prior to commencement of the voting and any shareholder has given notice at the meeting prior to the commencement of the voting of the shareholder's intention to cumulative votes.

    Subject to shareholder approval, Section 301.5 of the CGCL specifically allows "listed corporations" to eliminate cumulative voting. The Company is a "listed corporation" for these purposes because its Common Stock is qualified for trading on the Nasdaq National Market and there were over 800 shareholders of record of the Company's Common Stock as of the record date of the Company's most recent annual meeting of shareholders.

    By permitting shareholders of "listed corporations" to eliminate cumulative voting and to provide for majority rule in electing directors, the CGCL substantially conforms California law with the corporate laws of a majority of other states (including Delaware, Illinois, Michigan, New Jersey, New York, Ohio, Pennsylvania and Texas), which either provide that cumulative voting is optional or make no provision for cumulative voting at all.

    The Board of Directors of the Company believes that cumulative voting is not an appropriate method of corporate governance for the Company.

    Under cumulative voting, shareholders representing a relatively small number of voting shares have the power to nominate and elect one or more directors. For example, if twenty directors are to be elected at an annual meeting, shareholders holding approximately 5% of the voting shares could nominate and elect one director by casting all of their shares, multiplied by the number of directors to be elected, for a single candidate. This would result even if shareholders holding approximately 95% of the voting shares were opposed to the election of that candidate and cast their votes to elect twenty other directors.

    With majority rule voting, a nominee could not be elected without relatively wide support. Under majority rule voting, shareholders are entitled to vote only one vote per share in connection with the election of directors and each director is voted on separately. Consequently, the only director candidates who could be elected are those who receive support from a majority of shares voting, and the shareholders holding in excess of 50% of the voting shares would be able to elect all of the directors. Because BTM holds [80.58]% of the Common Stock, BTM would have the power to elect all of the directors of the Company. Approval of the proposed amendment may therefore render more difficult any attempt by minority shareholders to monitor, change or influence the management policies of the Company.

    The Board of Directors of the Company believes that directors elected by a minority shareholder or minority shareholder group through cumulative voting are likely to be partisans of the particular shareholder or group who elected them. Such partisanship could disrupt the management of the Company and prevent it from operating in the most effective manner. The election of directors who view themselves as representative of, or answerable to, a minority constituency could introduce an element of discord to the

Board of Directors, impair the ability of the Directors to work together effectively, and discourage qualified individuals from serving as Directors of the Company.

    The Board of Directors of the Company believes that the advantages of the proposed amendment greatly outweigh the disadvantages and that the amendment is in the best interests of the Company.

OTHER PROPOSED AMENDMENTS

    The Articles of Incorporation of the Company contain lengthy provisions related to the rights, preferences and privileges of Auction Preferred Stock and Money Market Cumulative Preferred Stock. The Company no longer has any such preferred stock outstanding, and the Board of Directors does not currently anticipate the issuance of any such preferred stock.

    In 1996, the Articles of Incorporation of the Company were amended in various ways, including changing the name of the Company, increasing the number of directors, changing the Company's purpose from banking to that of a general corporation that acts as the holding company of the Bank, and deleting provisions that were no longer necessary because the Company is no longer a bank.

    The proposed amendment and restatement of the Articles of Incorporation deletes the unused preferred stock language and restates the amended Articles of Incorporation in a single, concise document.

    Approval of the proposed amendment and restatement of the Articles of Incorporation of the Company requires the favorable vote of the holders of a majority of the Company's Common Stock entitled to vote at the Annual Meeting.

           III. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors recommends a vote FOR ratifying the selection of Deloitte & Touche LLP as independent auditors for the Company.

    The Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1998. The appointment was recommended by the Audit and Examining Committee. Shareholders are being asked to ratify this selection at the Annual Meeting. The firm of Deloitte & Touche LLP has audited the accounts of the Company since 1996 and is considered well qualified. Audit services include the annual audit examination, limited reviews of unaudited quarterly financial data, assistance in filings with various regulatory authorities and with the Annual Report to Shareholders, and discussions regarding accounting principles and practices followed by the Company in preparing its financial statements.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are also expected to be available to answer questions.

       IV. COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation for the last three fiscal years of the Chief Executive Officer of the Company, the former Chief Executive Officer of the Company, and the four next most highly compensated executive officers of the Company (other than the Chief Executive Officer) who served as executive officers on December 31, 1997 ("named executive officers").

                         SUMMARY COMPENSATION TABLE (1)

                                                               ANNUAL COMPENSATION
                                                 ------------------------------------------------
                                                                                      OTHER
                                                          ACTUAL                      ANNUAL
          NAME & PRINCIPAL POSITION              YEAR     SALARY      BONUS      COMPENSATION (2)
---------------------------------------------    ----    --------    --------    ----------------
Takahiro Moriguchi ..........................    1997(1) $378,785    $      0
  President and Chief                            1996    $433,258    $      0        $77,834
  Executive Officer                              1995    $434,903    $      0

Kanetaka Yoshida ............................    1997(1) $221,200    $      0        $59,902
  Former President and Chief Executive           1996    $480,083    $      0
  Officer                                        1995    $466,436    $      0

Tamotsu Yamaguchi ...........................    1997(1) $405,079    $      0
  Chairman of the Board                          1996    $418,912    $      0
                                                 1995    $453,452    $      0

Minoru Noda .................................    1997(1) $428,784    $      0
  Deputy Chairman of the Board, Chief            1996    $448,012    $      0
  Financial Officer, and Chief Credit Officer    1995    $431,051    $      0

Richard Hartnack ............................    1997(1) $353,842      TBD
  Vice Chairman of the Board                     1996    $340,962    $138,000
                                                 1995    $326,538    $230,000

Robert Walker ...............................    1997(1) $353,842      TBD
  Vice Chairman of the Board                     1996    $340,962    $138,000
                                                 1995    $325,269    $230,000

                                                           LONG-TERM COMPENSATION
                                                 -------------------------------------------

                                                            AWARDS                                  ALL OTHER
                                                 -----------------------------      PAYOUTS        COMPENSATION
                                                   RESTRICTED       SECURITIES     ---------     ----------------
                                                  STOCK AWARDS      UNDERLYING     LONG-TERM        ALL OTHER
          NAME & PRINCIPAL POSITION              IN DOLLARS (3)      OPTIONS       INCENTIVES    COMPENSATION (4)
---------------------------------------------    --------------     ----------     ---------     ----------------
Takahiro Moriguchi ..........................       $     0              -0-            -0-           $    0
  President and Chief                               $     0              -0-            -0-           $    0
  Executive Officer                                 $     0              -0-            -0-           $    0
Kanetaka Yoshida ............................       $     0              -0-            -0-           $    0
  Former President and Chief Executive              $     0              -0-            -0-           $    0
  Officer                                           $     0              -0-            -0-           $    0
Tamotsu Yamaguchi ...........................       $     0              -0-            -0-           $5,106
  Chairman of the Board                             $     0              -0-            -0-           $4,838
                                                    $     0              -0-            -0-           $4,865
Minoru Noda .................................       $     0              -0-            -0-           $    0
  Deputy Chairman of the Board, Chief               $     0              -0-            -0-           $    0
  Financial Officer, and Chief Credit Officer       $     0              -0-            -0-           $    0
Richard Hartnack ............................       $53,100            5,000            -0-           $4,750
  Vice Chairman of the Board                        $32,925            6,000       $100,000           $4,500
                                                    $455,000          10,000            -0-           $1,500
Robert Walker ...............................       $53,100            5,000            -0-           $6,263
  Vice Chairman of the Board                        $32,925            6,000       $100,000           $6,193
                                                    $33,750           10,000            -0-           $4,385

------------------------------

(1) Messrs. Moriguchi, Yoshida, Yamaguchi, and Noda are not eligible to receive restricted stock awards, stock option grants, performance share awards or the annual bonus paid in 1998 for 1997 performance. Their compensation takes into consideration the BTM Expatriate Pay Program; see "Executive Compensation and Benefits Committee Report on Executive Compensation--Overview, Policy Making Expatriate Officer Compensation, and Chief Executive Compensation."

    Mr. Yoshida was President and Chief Executive Officer until his resignation in May 1997. In May 1997, Mr. Moriguchi was elected President and Chief Executive Officer, and Mr. Noda was elected Deputy Chairman, Chief Financial Officer, and Chief Credit Officer.

    The data set forth in this table for the above five (5) officers includes all compensation awarded to, earned by or paid to them from any source for services rendered to the Company and its subsidiaries. Effective January 1, 1998, the salaries of Messrs. Hartnack and Walker were each increased to $415,000.

(2) Perquisites or personal benefits provided to named executive officers in each of the years indicated did not exceed the lesser of $50,000 or 10% of annual salary and bonus except as indicated. The value of unused vacation benefits paid to Mr. Yoshida upon his retirement as President and Chief Executive Officer in 1997 was $47,224. The value of an initiation fee for a club membership paid for in the name of Mr. Moriguchi in 1996 was $46,476.

(3) The value listed for restricted stock awards was based on the market price of the Company's Common Stock at grant date. Mr. Hartnack was granted 800 shares in 1997, 600 shares in 1996, and 11,000 shares in 1995, of restricted stock. Mr. Walker was granted 800 shares in 1997, 600 shares in 1996, and 1,000 shares in 1995, of restricted stock.

    The aggregate value of restricted stock awards as of December 31, 1997, held by Mr. Hartnack was $752,500 and by Mr. Walker was $215,000 based on the market price on December 31, 1997. Each award granted to Messrs. Hartnack and Walker vests ratably over four years on the anniversary of the grant date for each award, except for the 1997 award which vests 100% on January 1, 2000. As of December 31, 1997, the number of unvested shares of restricted stock awards held by Mr. Hartnack was 7,000 and by Mr. Walker, 2,000. Program participants have the right to vote their restricted shares and receive dividends.

(4) Includes dollar value of match and stock discount contributions to the Union Bank of California 401(k) Plan.

STOCK OPTIONS

    The following tables summarize grants and exercises of options to purchase Common Stock during 1997 to or by the named executive officers, and the grant date present value of options held by such persons at the end of 1997. The Company did not reprice any options during 1997 or any prior year, and did not provide executives Stock Appreciation Rights (SARs). Officers who are expatriates, including the Chairman; the President and Chief Executive Officer; the former President and Chief Executive Officer; and the Deputy Chairman, Chief Financial Officer and Chief Credit Officer, are not eligible to receive stock options; please refer to the Executive Compensation and Benefits Committee Report on Executive Compensation: Overview.

                  OPTION GRANTS IN LAST FISCAL YEAR (1997)(1)

                                                            PERCENT OF TOTAL
                                    NUMBER OF SECURITIES   OPTIONS GRANTED TO                              GRANT DATE
                                     UNDERLYING OPTIONS    EMPLOYEES IN FISCAL  EXERCISE   EXPIRATION    PRESENT VALUE
                                           GRANTED                YEAR            PRICE       DATE            (2)
                                    ---------------------  -------------------  ---------  -----------  ----------------
Richard C. Hartnack...............            5,000                  3.4%       $  66.375      6/1/07     $    104,100
Robert M. Walker..................            5,000                  3.4%       $  66.375      6/1/07     $    104,100

------------------------

(1) All options are nonqualified stock options to purchase shares of the Company's Common Stock. The exercise price of the options is 100% of the fair market value on the date the option was granted. Options are granted for a term of no more than ten (10) years. The options become exercisable PRO RATA over three (3) years from the grant date, subject to continuous employment or earlier forfeiture if the employment terminates.

(2) Estimated present value at grant date, based on the Black-Scholes option pricing model with assumptions applicable to the Company. The assumptions used in the model were projected volatility of 26%, risk free rate of return of 6.56%, annual dividend yield of 2.11%, and average time to exercise of 6 years. The actual value, if any, an executive may realize will depend on the excess of the actual stock price over the exercise price on the date the option is exercised.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING             VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                      SHARES                      FISCAL YEAR-END         AT FISCAL YEAR-END (1)(2)
                                    ACQUIRED ON    VALUE     --------------------------  ---------------------------
               NAME                  EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------  -----------  ----------  -----------  -------------  ------------  -------------
Richard C. Hartnack...............      10,000   $  436,040       8,667        12,334    $    566,940   $   662,008
Robert M. Walker..................         -0-   $        0      28,666        12,334    $  2,096,868   $   662,008

------------------------

(1) The exercise price of outstanding options for these officers ranges from $33.75 to $66.375.

(2) The value of options is calculated based on the amount by which the closing price of the stock ($107.50) as of the end of the last fiscal year, ended December 31, 1997, exceeds the exercise price.

LONG-TERM INCENTIVE PLAN

    The following table summarizes awards made during 1997 under the 1997 UnionBanCal Corporation Performance Share Plan to the named executive officers, with estimated future payouts. Officers who are expatriates, including the Chairman; the President and Chief Executive Officer; the former President and Chief Executive Officer; and the Deputy Chairman, Chief Financial Officer and Chief Credit Officer, are not eligible to receive Performance Share Plan Awards; please refer to the Executive Compensation and Benefits Committee Report on Executive Compensation: Overview.

           LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR (1)

                                                PERFORMANCE OR
                                                 OTHER PERIOD           ESTIMATED NUMBER OF SHARES
                                                    UNTIL              UNDER PERFORMANCE SHARE PLAN
                                                MATURATION OR   -------------------------------------------
                                                    PAYOUT       THRESHOLD (#)   TARGET (#)    MAXIMUM (#)
                                                --------------  ---------------  -----------  -------------
Richard C. Hartnack...........................     3 years             0                400           800
Robert M. Walker..............................     3 years             0                400           800

------------------------

(1) Performance share awards shown in this table were granted in accordance with the 1997 UnionBanCal Corporation Performance Share Plan approved by the shareholders at the Annual Meeting, May 28, 1997. Under this plan, performance shares may be earned based on the Company's financial performance relative to its Peer Group. The value of a performance share will be equal to the average price of the Company's common stock during the final six (6) months of the performance period.

PENSION PLANS

    Prior to the merger, Union Bank maintained a defined benefit retirement plan. Effective January 1, 1997, the Union Bank Retirement Plan was amended and renamed the Union Bank of California Retirement Plan. Employees of the former Bank of California N.A. entered the Union Bank of California Retirement Plan on January 1, 1997. Their Bank of California N.A. service was used to determine eligibility, vesting and early retirement entitlements. The definition of earnings was expanded to include compensation received by a participant under all incentive compensation programs, except long-term incentive compensation and the Threshold Incentive Program, the Cash & Save Incentive Plan and similar sales or referral awards programs which are not an integral or substantial part of a participant's remuneration. Shift differentials were also included in the earnings definition.

    Prior to the merger, The Bank of California, N.A. maintained a defined contribution money purchase plan. Effective January 1, 1997, The Bank of California, N.A. Personal Retirement Options Plan was terminated. The final contribution was made for December 31, 1996, and all account balances became fully vested.

    The following table indicates the estimated annual benefit payable to a covered participant in the Union Bank of California Retirement Plan, retiring at age 65, based on compensation and years of service to the Company, its participating subsidiaries and certain affiliates. Employees covered by the retirement plans of BTM, including Messrs. Moriguchi, Yoshida, and Noda are excluded from participation. The amounts shown in the table reflect straight life annuity amounts and do not reflect any Social Security offsets and have been calculated without reference to the maximum limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code").

                               PENSION PLAN TABLE

                                                                                           ANNUAL BENEFIT
                                                                                   -------------------------------
                                                                                         YEARS OF SERVICE(2)
                                                                                   -------------------------------
COMPENSATION(1)                                                                       10         20         30
---------------------------------------------------------------------------------  ---------  ---------  ---------
100,000..........................................................................     20,000     40,000     60,000
200,000..........................................................................     40,000     80,000    120,000
300,000..........................................................................     60,000    120,000    180,000
400,000..........................................................................     80,000    160,000    240,000
500,000..........................................................................    100,000    200,000    300,000
600,000..........................................................................    120,000    240,000    360,000

------------------------

(1) Compensation includes base salary only as of December 31, 1997, which was $357,000 for Mr. Hartnack, and $357,000 for Mr. Walker.

(2) As of December 31, 1997, Mr. Hartnack and Mr. Walker had 7 and 6 years of service, respectively.

    Benefits in excess of limitations imposed by the Code may be paid by the Company through individual supplemental retirement contracts, or to certain officers of the Company pursuant to its Supplemental Executive Retirement Plan. The Union Bank Supplemental Executive Retirement Plan benefits were extended to senior vice presidents and other senior executives of the former Union Bank, including named executive officers of the Company, except Messsrs. Moriguchi, Yoshida, and Noda, on November 17, 1995. The Supplemental Executive Retirement Plan was amended on December 10, 1997, extending benefits to senior vice president and other senior executives of Union Bank of California, N.A. Certain officers of the pre-1988 Union Bank are participants in the Executive Supplemental Benefit Plan which provides a benefit equal to 20% or 30% of the officer's compensation, fixed at 1990 levels, payable for ten years. The Executive Supplemental Benefit Plan has not been amended since the merger. The Bank of California, N.A. Executive Supplemental Benefits Plan, which paid benefits in excess of Code limits to a select group of executives, was terminated January 1, 1997.

EMPLOYMENT AGREEMENTS

    Richard C. Hartnack entered into an Employment Agreement with the Company when he began employment with the Company in 1991. Mr. Hartnack is entitled, under certain circumstances, to severance benefits including continuation of his salary for two years, and vesting in full of any prior restricted stock award(s). Additionally, Mr. Hartnack will receive two pension supplements. The first supplement will provide the actuarial equivalent of the extra amount Mr. Hartnack would receive under the Union Bank of California Retirement Plan if the limitations on benefits set forth in Sections 415 and 401(a)(17) of the Code did not apply. The second supplement will provide the actuarial equivalent of the extra amount Mr. Hartnack would receive if the Union Bank of California Retirement Plan had taken into account Mr. Hartnack's nine previous years of service with the First National Bank of Chicago. Both supplements will be reduced by the actuarial equivalent of the lump sum distributions Mr. Hartnack has received from the qualified and non-qualified plans of First National Bank of Chicago.

    Robert M. Walker entered into an Employment Agreement with the Company when he began employment with the Bank in 1992. Mr. Walker is entitled, under certain circumstances, to severance benefits consisting of continuation of his salary for two years. Additionally, Mr. Walker will receive a supplemental pension which will provide the actuarial equivalent of the extra amount Mr. Walker would receive under the Retirement Plan if the limitations on benefits set forth in Sections 415 and 401(a)(17) of the Code did not apply. This supplement also credits Mr. Walker with a minimum of ten years of credited service upon vesting in the Union Bank of California Retirement Plan.

EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

    The Company's Executive Compensation and Benefits Committee (the "Committee") reviews and approves executive officer compensation criteria and levels, as well as overseeing the Company's employee benefit plans. In response to the merger between Union Bank and The Bank of California, N.A. in 1996, the Company implemented refinements to its executive compensation programs in 1997. These changes focus executives on the sustained creation of shareholder value of the combined organization. In developing and monitoring these programs the Committee and the Company employ the services of a nationally known executive compensation consulting firm.

    For compensation purposes, the Company's executive officers are divided into three groups: 1) executive officers of the Company named in the Summary Compensation Table ("named executive officers"), including the Company's Chairman, its President and Chief Executive Officer, its former President and Chief Executive Officer, its Deputy Chairman, Chief Financial Officer and Chief Credit Officer, and its two Vice Chairmen, 2) other policy making officers, who are the eight Executive Vice Presidents who serve on the Executive Management Committee, and 3) other Executive Vice Presidents and certain Senior Vice Presidents with responsibility for matters that impact overall Company performance.

    The Committee approves all elements of the Company's primary executive compensation and benefits program specifically for the named executive officers and the other policy making officers, and broadly oversees the design and implementation of all executive incentive plans, subject to shareholder approval where required and/or appropriate. The Committee receives reports from the Company's management on all elements of the primary compensation and benefits program for executives below the policy making level.

    Four of the named executive officers, Messrs. Moriguchi, Yoshida, Yamaguchi, and Noda, plus two additional policy making officers, serve as executive officers of the Company on a rotational assignment from BTM ("policy making expatriate officers"). Accordingly, and as described below, during their tenure at the Company their compensation and benefits are approved by the Committee, taking into account the applicable compensation policies of BTM. None of the policy making expatriate officers are eligible to receive annual bonuses, restricted stock awards, stock option grants, or performance share awards. Some compensation for services rendered to the Company is paid to the expatriate named executive officers from BTM and reimbursed by the Company to BTM under a Services Agreement. Such compensation is included in the Summary Compensation Table above.

EXECUTIVE COMPENSATION PHILOSOPHY

    It is the Company's philosophy to compensate executives in a manner that promotes the recruitment, motivation and retention of exceptional employees who will help the Company achieve its strategic business objectives and who can influence shareholder value.

    The Company's executive compensation philosophy is implemented through compensation programs based upon the following principles:

    - In general, an executive's total compensation and benefits package should be positioned at median competitive levels, taking into account the relative responsibilities of the executives involved and reflecting the Company's performance against both its business plans and the performance of its peers. In particular, base salaries should be at the median level of competitive salaries, and incentives should relate to the Company's performance in comparison with the Company's business objectives and with peer group performance levels (see "Peer Group" below).

    - The total compensation and benefits package is designed to provide an appropriate mix of fixed and variable compensation to support a strong pay-for-performance relationship, subject to the special circumstances applicable to policy making expatriate officers.

    - Compensation and benefits programs are intended to promote teamwork and mutual support among the Company's executives.

    - Performance-based compensation is tied to performance measures that heavily influence shareholder value and which can be influenced by the Company's executives. These measures include both growth and returns.

    - Annual bonuses are based on the achievement of the Company's annual Financial Plan.

    - A long-term incentive program, including stock options granted at market value, restricted stock awards and long-term performance share awards is designed to encourage executive retention and link executive compensation directly to long term shareholder interests; the long-term performance share awards component is based on the Company's performance compared to the performance of the specified peer group.

    - Compensation plans should be easy to understand and communicate.

PEER GROUP

    The Company uses a peer group of banks to compare all of the primary elements of the executive officer compensation and benefits program. The Company's current peer group includes 21 banks drawn from the 50 included in the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc. Of these, 18 are compared on a variety of financial ratios and are used for the competitive compensation analysis. Three additional banks, chosen on the basis of geographic, market and direct competition criteria are also used for comparison of compensation program design. The peer group was developed in part in consultation with the consulting firm retained by the Company.

BASE SALARY

    Executive base salaries are established relative to comparable positions in other banks, taking into account the relative responsibilities of the executives involved. In general, the Company targets base salaries at the median competitive levels to attract and retain highly experienced and qualified executives. Where the responsibilities of executive positions in the Company exceed those typically found among other banks or play a particularly critical role at the Company, base salaries may be targeted above median competitive levels. In determining salaries, the Committee also takes into account individual leadership and vision, experience and performance, as well as internal equity relative to other positions within the Company, and specific issues particular to the Company and the position involved.

ANNUAL BONUSES

    The purpose of the annual bonus plan is to provide a median competitive annual incentive opportunity at target performance levels. Target awards under the plan represent the median of the competitive market for comparable executive positions at banks of similar size and focus. Actual awards are determined based on the performance of the Company and the individual participant.

    For 1997, participating executives were eligible to earn annual bonuses under the Company's Senior Management Bonus Plan based on the Company's achievement of predetermined return on assets and net income performance objectives, as well as individual performance and contributions.

    For 1998, participants under the Senior Management Bonus Plan include all Senior Vice Presidents and above with responsibility for matters that impact overall Company performance (including the named executive officers other than the four expatriate officers). Participants are assigned target bonuses comparable to median competitive levels. The size of the bonus fund will be based on the Company's performance on two measures: (1) return on assets, and
(2) net income, relative to the Company's 1998 Financial Plan. The bonus fund size may vary up to two times aggregate target bonuses based on the Company's performance on these two measures. In addition, the Committee may modify (i.e., increase or decrease) the bonus fund within certain limits based on the Company's performance in other areas, including strategic and organizational achievements, other financial measures, and relative performance against its peers. Individual bonus awards will be based on individual performance and contributions.

LONG TERM INCENTIVE PROGRAM

    The Company provides long-term incentive awards to individuals who can directly impact the Company's long-term performance and value. Target awards are comparable to median competitive levels. Eligible participants may receive grants consisting of one or more types of long-term incentives, including stock options, restricted stock, and performance shares. Grants are based on an individual's scope and level of responsibilities within the Company and reflect competitive practices for similar positions in peer companies. The long-term performance share awards are based on the Company's performance compared to the performance of its peers.

STOCK OPTIONS AND RESTRICTED STOCK

    The Company believes in tying rewards for eligible executives directly to the Company's long-term success and increases in shareholder value through stock option grants and restricted stock awards. These also enable executives to develop and maintain a stock ownership position of the Company's Common Stock. The amounts of long-term incentives are targeted at median competitive levels (taking into account the responsibilities of the officers involved). It is the Company's intention to place greater emphasis on the use of stock options rather than restricted stock in future incentive awards.

    The UnionBanCal Corporation Management Stock Plan ("Management Stock Plan") authorizes the issuance of up to 2,200,000 shares of the Company's Common Stock to certain employees of the Company and its subsidiaries as grants of stock options and awards of restricted stock. The 2,200,000 share maximum represented approximately four percent of the Company's Common Stock outstanding as of December 31, 1997. Canceled or forfeited options and restricted stock become available for future grants. Expatriate officers are not eligible to participate in the Management Stock Plan.

    The Committee determines the term of each stock option grant, up to a maximum of ten years from the date of grant. The exercise price must not be less than the fair market value on the grant date. Options vest in thirds over three years, provided that the employee has completed the specified continuous service requirement, or earlier if the employee dies or is permanently and totally disabled or retires under certain grant, age and service conditions.

    In general, awards of restricted stock vest in fourths over four years from grant date, provided that the employee has completed the specified continuous service requirement, or earlier if the employee dies or is permanently and totally disabled or retires under certain grant, age and service conditions. Restricted stockholders have the right to vote their restricted shares and to receive dividends.

1997 UNIONBANCAL CORPORATION PERFORMANCE SHARE PLAN

    In 1997, the Company adopted the 1997 UnionBanCal Corporation Performance Share Plan. Eligible participants may earn performance share awards to be redeemed in cash three years after the date of grant. Performance shares are linked to shareholder value in two ways: (1) the market price of the Company's Common Stock, and (2) performance as measured on return on assets, a performance measure closely linked to value creation.

    Eligible participants generally receive grants of performance shares annually. The value of a performance share is equal to the market price of the Company's Common Stock. The number of performance shares actually earned at the end of the performance period will be based on the Company's percentile ranking among its peer group in performance on return on assets. The Committee will set performance goals and participants will only earn and be paid for performance shares upon the attainment of such performance goals. A participant must be an employee in good standing throughout the three year performance period, except in the case of death, permanent disability, or retirement, in order to be eligible for an award. Policy making expatriate officers do not participate in this plan.

OTHER BENEFITS

    Certain executives are eligible to defer base salary and incentives and outside directors are eligible to defer directors' fees for payment at a future date designated by the executive under the Union Bank of California Deferred Compensation Plan. The average Treasury Constant Maturities Rate, calculated quarterly based on a rolling average for the previous 12 months, is credited on deferred funds at the end of each calendar quarter.

    Selected executives, excluding policy making expatriate officers, are also eligible for retirement benefits under supplemental plans designed to continue coverage amounts otherwise limited under the qualified plan. Executives may also be eligible for other benefits and perquisites.

POLICY MAKING EXPATRIATE OFFICER COMPENSATION

    Policy making expatriate officer compensation is approved by the Committee, taking into account the BTM Expatriate Pay Program. The BTM Expatriate Pay Program incorporates a number of different elements, including overseas base salary, certain allowances, and tax gross up payments. The BTM Expatriate Pay Program is a Japanese Yen based system and, as a result, exchange rate fluctuations may yield significantly differing dollar denominated compensation levels from year to year.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer's base salary is approved by the Committee, taking into account the BTM Expatriate Pay Program, which the Committee reviews in comparison with competitive bank chief executive officer compensation. His compensation is therefore only indirectly related to the performance of the Company from year to year. The Chief Executive Officer is also ineligible for annual bonuses, stock option grants, restricted stock grants, and performance share awards generally available to peer group chief executive officers and to non-expatriate Company officers. However, the Committee believes that the Chief Executive Officer's past performance and his long-term relationship with BTM manifest ample motivation, notwithstanding his ineligibility for these compensation programs.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility by a company of certain compensation in excess of $1 million paid to the chief executive officer of the company or the four most highly compensated officers. However, performance based compensation is excluded from the $1 million limit.

    Compensation attributable to stock options under the Management Stock Plan is treated as performance-based under Code Section 162(m) if (1) the grant is made by the Committee, (2) the Management Stock Plan restricts the number of shares for which options may be awarded to an executive during a specified period, and (3) the compensation that the executive may receive is based solely on an increase in the value of the stock after the date of grant. The 1997 Union BanCal Corporation Performance Share Plan also is designed to provide compensation which is treated as performance-based under Code Section 162(m). Grants of restricted stock under the Management Stock Plan are not considered performance-based compensation under Code Section 162(m) of the Code and Treasury Regulations promulgated thereunder.

    While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee intends to establish executive officer compensation programs which will maximize the Company's tax deductions, if the Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its shareholders. From time to time, the Committee may award compensation which is not fully tax deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its shareholders.

                                          EXECUTIVE COMPENSATION AND
                                            BENEFITS COMMITTEE

                                          Richard D. Farman--Chairman
                                          Jack L. Hancock
                                          Carl W. Robertson
                                          Henry T. Swigert

                         COMMON STOCK PERFORMANCE GRAPH

    The following Common Stock Performance Graph compares the yearly percentage change, on a dividend reinvested basis, in the cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., for the five-year period commencing January 1, 1993. The stock price performance depicted in the Performance Graph is not necessarily indicative of future price performance.

                            UNIONBANCAL CORPORATION
                            COMPARISON OF FIVE YEAR
                          CUMULATIVE TOTAL RETURN (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             UNBC      KBW 50     S&P 500
1/1/93       $100.00    $100.00    $100.00
93Q1         $131.29    $107.48    $104.47
93Q2          $92.70    $107.28    $104.97
93Q3          $94.80    $110.42    $107.69
12/31/93      $90.75    $105.54    $110.18
94Q1          $98.40    $103.66    $106.00
94Q2         $108.90    $111.45    $106.45
94Q3         $113.95    $109.07    $111.65
12/31/94     $100.33    $100.16    $111.21
95Q1         $131.15    $113.57    $122.51
95Q2         $162.34    $129.81    $134.20
95Q3         $205.44    $150.70    $144.87
12/31/95     $211.84    $160.41    $153.59
96Q1         $215.75    $177.45    $161.83
96Q2         $209.27    $178.24    $169.09
96Q3         $197.28    $200.13    $174.32
12/31/96     $212.79    $226.91    $188.85
97Q1         $223.35    $237.44    $193.91
97Q2         $292.48    $272.81    $227.77
97Q3         $353.75    $313.45    $244.83
12/31/97     $441.85    $331.73    $251.86

------------------------

(1) Assumes $100 invested on January 1, 1993, in Company Common Stock, S&P500 Index and KBW50 Index and assumes quarterly dividend reinvestment.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company and the Bank have had, and expect to have in the future, banking and other transactions in the ordinary course of business with BTM and with its affiliates and associates. During the year ending December 31, 1997, such transactions included, but were not limited to, origination, participation, servicing and remarketing of loans and leases, purchase and sale of acceptances and interest rate derivatives, foreign exchange transactions, funds transfers, custodianships, electronic data processing, investment advice and management, deposits and trust services. In the opinion of management, such transactions were made at prevailing rates, terms and conditions and do not involve more than the normal risk of collectibility or represent other unfavorable features.

    In addition, the Bank has had and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and executive officers and their associates, including transactions with corporations and other entities of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. The loans included among such transactions do not involve more than the normal risk of collectibility or present other unfavorable features at the time such loans were made.

    Loans by the Bank to directors and executive officers of the Company and to entities controlled by them are subject to limitations as to amount and purpose as prescribed by the Federal Reserve Act. For example, extensions of credit by the Bank in excess of $500,000 to directors and executive officers of the Company and their related interests require the prior approval of a majority of disinterested directors of the Bank. All extensions of credit to such persons must be made on nonpreferential terms. In addition, the Bank may not extend credit in excess of $100,000 to any executive officer of the Bank, unless the purpose is to finance the education of the officer's children or the purchase, construction, maintenance or improvement of the officer's residence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following persons served as members of the Executive Compensation and Benefits Committee during 1997: Richard D. Farman, Chairman; Jack L. Hancock; Carl W. Robertson; and Henry T. Swigert. In the case of each such director (except Jack L. Hancock), either the individual director, or an entity controlled by the director had loans or other extensions of credit outstanding from the Bank during 1997. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons. Such loans did not involve more than the normal risk of collectibility or present unfavorable features at the time they were made.

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and Nasdaq reports of ownership and changes in ownership of any equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, the Company believes that, during 1997, with the exception of Richard C. Hartnack, who inadvertantly made a late filing, all Section 16 filing requirements applicable to its officers and directors were complied with.

               V.  SHAREHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

    Shareholders who expect to present a proposal at the 1999 Annual Meeting of Shareholders for publication in the Company's proxy statement and action on the proxy form for such meeting must submit their proposal by February 26, 1999. The proposal must be mailed to the Secretary of the Company at 400 California Street, Mail Code 1-001-18, San Francisco, CA 94104.

                               VI.  OTHER MATTERS

    The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if other business properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                                        [LOGO]

                                          JEAN C. NOMURA
                                          CORPORATE SECRETARY

Dated: April 29, 1998

                                                                       EXHIBIT A

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                            UNIONBANCAL CORPORATION

                                   ARTICLE I
                                      NAME

    The name of the corporation is: UnionBanCal Corporation.

                                   ARTICLE II
                                    PURPOSE

    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III
                                AUTHORIZED STOCK

    A. This corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock". The number of shares of Preferred Stock authorized to be issued is 5,000,000 and the number of shares of Common Stock authorized to be issued is 100,000,000.

    B. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV
                               CUMULATIVE VOTING

    No shareholder of this corporation shall be entitled to cumulate votes at any election of directors of this corporation.

                                   ARTICLE V
                                   DIRECTORS

    The number of directors of this corporation shall not be less than sixteen
(16) nor more than thirty (30) until changed by an amendment of the Articles of Incorporation. The exact number of directors within these limits shall be fixed from time to time by a resolution duly adopted by the shareholders or by the Board of Directors of this corporation. Said Directors shall have the right and duty to conduct the affairs of this corporation and to otherwise regulate the business and affairs of this corporation and the powers of the Directors and shareholders in a manner not in conflict with law.

                                   ARTICLE VI
                              DIRECTORS LIABILITY

    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Any repeal or modification of this Article VI, or the adoption of any provision of the Articles of Incorporation inconsistent with this Article VI shall only be prospective and shall not adversely affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                  ARTICLE VII
                                INDEMNIFICATION

    This corporation is authorized to indemnify its agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits on indemnification of directors and agents of the corporation set forth in Section 204 of the California Corporations Code with respect to actions for breach of a duty to the corporation and its shareholders. Any repeal or modification of this
Article VII, or the adoption of any provision of the Articles of Incorporation inconsistent with this Article VII, shall only be prospective and shall not adversely affect the rights under this Article VII in effect at the time of the alleged occurrence of any action or omission to act giving rise to indemnification.

                        UNIONBANCAL CORPORATION
              PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     ANNUAL MEETING OF SHAREHOLDERS
                           MAY 27, 1998

Minoru Noda and Yasuhiro Koyama, or either of them, each with the power of substitution, is hereby authorized to represent and to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of UnionBanCal Corporation, to be held at 10:30 A.M. on Wednesday, May 27, 1998, at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, or any adjournment thereof as follows:

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named, and FOR Proposals 2 and 3.

                          UNIONBANCAL CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

1.   ELECTION OF DIRECTORS:

R. Farman, S. Farrar, H. Gallegos, J. Hancock,
R. Hartnack, H. Low, M. Metz, R. Miles, T. Moriguchi,
J. Niebla, M. Noda, S. Petersen, C. Robertson,
T. Shimura, H. Swigert, T. Wakai, R. Walker,
B. Wilson, T. Yamaguchi, and K. Yoshizawa.

FOR all nominees listed below (except as listed to the contrary) / /

WITHHOLD AUTHORITY to vote FOR all nominees listed below  / /

2. Proposal to approve the amendment and restatement of the Articles of Incorporation of UnionBanCal Corporation to eliminate cumulative voting for the election of directors and to eliminate provisions relating to preferred stock that is no longer outstanding.

For  / /    Against  / /    Abstain  / /

3. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for UnionBanCal Corporation for the year ending December 31, 1998.

For  / /    Against  / /    Abstain  / /

This proxy will be voted as specified, or if no choice is specified, will be voted FOR proposals 1, 2, and 3.

Dated___________________________, 1998

--------------------------------------
             Signature

--------------------------------------
    Signature, if held jointly


(Please sign EXACTLY as your name appears on your stock certificate and this proxy. Executors, administrators, trustees, guardians, attorneys, etc., should give their full title. If signer is a corporation, please give full corporate name and sign by a duly authorized officer, stating the officer's title. If a partnership, please sign in partnership name by authorized person.)